UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 31, 2012

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2012, Comstock Resources, Inc. (the “Company”) and its wholly-owned subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering of $300.0 million aggregate principal amount of the Company’s 9½% Senior Notes due 2020 (the “Notes”).  The Notes are being sold at 95.304% of par, which equates to an effective yield to maturity of 10.375%.  The Notes will be guaranteed on a senior unsecured basis by the Company’s subsidiaries that are guarantors of its indebtedness under its bank credit facility and by certain future restricted subsidiaries of the Company (the “Subsidiary Guarantors”).

The Notes were offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s shelf registration statement on Form S-3 (Registration No. 333-162328) (the “Registration Statement”).  The Notes will be issued pursuant to an indenture to be entered into among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, National Association, as Trustee.  Closing of the issuance and sale of the Notes is scheduled for June 5, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions.  Additionally, the Company and the Subsidiary Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.  Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than the Notes) for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Merrill Lynch.

The Company intends to use the net proceeds from the offering of the Notes of approximately $278.9 million (after deducting underwriting discounts and commissions and estimated expenses) to repay outstanding borrowings under its bank credit facility.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On May 31, 2012 the Company issued a press release announcing the pricing of $300.0 million of its 9½% Senior Notes due 2020.

A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

Exhibit 1.01
Underwriting Agreement dated May 31, 2012 among Comstock Resources, Inc., its wholly owned subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

Exhibit 99.1	Press Release dated May 31, 2012 reporting the pricing of the Company's senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 4, 2012	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President and Chief Financial Officer